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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 24, 2002
(October 23, 2002)

WESTERN GAS RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-10389	84-1127613
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12200 N. Pecos Street	Denver, Colorado	80234-3439
(Address of principal executive offices)		(Zip Code)

(303) 452-5603
(Registrant's telephone number, including area code)

No Changes
(Former name or former address, if changed since last report).

ITEM 5. OTHER EVENTS

        Western Gas Resources, Inc. and Lance Oil & Gas Company, Inc., (together the Plaintiffs) v. Williams Production RMT Company., (Defendant) Civil Action No.CO2-10-394, District Court, County of Sheridan, Wyoming. On October 23, 2002 Plaintiffs filed a complaint for declaratory relief and damages related to a dispute arising under a Development Agreement, a Purchase and Sale Agreement and an Operating Agreement, (collectively, "the Agreements") between the Plaintiffs and Barrett Resources Corporation (Barrett) dated on or about October 30, 1997, as each may have been amended. The dispute centers on Defendant's acquisition of Barrett by merger consummated on August 2, 2001. Plaintiffs allege that they were entitled to a preferential right to purchase certain properties of Barrett located in the Powder River basin of Wyoming under the Agreements and that Plaintiffs' consent was required prior to Barrett's assignment of its interests in the Agreements to the Defendant. Plaintiffs also allege that Barrett (now Defendant) should no longer be the operator of these properties as a consequence of the merger transaction.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

WESTERN GAS RESOURCES, INC. (Registrant)
Date: October 24, 2002	By:	/s/ WILLIAM J. KRYSIAK William J. Krysiak Chief Financial Officer (Principal Financial and Accounting Officer)

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  ITEM 5. OTHER EVENTS
SIGNATURES